                                                Registration No. 333-
                                                Filed September 27, 2004


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                            Washington Federal, Inc.
--------------------------------------------------------------------------------
    (Exact Name of Registrant as specified in its Articles of Incorporation)

       Washington                                        91-1661606
 ------------------------                     ---------------------------------
 (State of incorporation)                     (IRS Employer Identification No.)

                                 425 Pike Street
                            Seattle, Washington 98101
--------------------------------------------------------------------------------
          (Address of principal executive offices, including zip code)



              Washington Federal Savings Profit Sharing Retirement
                     Plan and Employee Stock Ownership Plan
--------------------------------------------------------------------------------
                            (Full Title of the Plan)



Roy M. Whitehead                         Copy to:
Vice Chairman, President and             Jeffrey D. Haas, Esq.
Chief Executive Officer                  Patton Boggs L.L.P.
Washington Federal, Inc.                 2550 M Street, NW
425 Pike Street                          Washington, D.C. 20037-1350
Seattle, Washington 98101                (202) 457-5675
(206) 624-7930

----------------------------
(Name, address and telephone number of
agent for service)

                     Index to Exhibits is located on page 3.

                         CALCULATION OF REGISTRATION FEE

Title of                          Proposed
Securities      Amount            Maximum            Proposed Maximum       Amount of
to be           to be             Offering Price     Aggregate              Registration
Registered      Registered(1)     Per Share(3)       Offering Price(3)      Fee
----------------------------------------------------------------------------------------
Common Stock,
par value
$1.00           400,000(2)        $25.22             $10,088,000            $1,279.00
----------------------------------------------------------------------------------------


(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to Washington Federal Savings Profit Sharing Retirement Plan and Employee Stock Ownership Plan (the "Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of Washington Federal, Inc. (the "Company" or the "Registrant").

(2) Represents an estimate of such presently undeterminable number of shares as may be purchased with employee contributions pursuant to the Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(3) Estimated solely for the purpose of calculating the registration fee, which has been calculated pursuant to Rule 457(c). The Proposed Maximum Offering Price Per Share is equal to the average of the high and low sales prices of the Common Stock on the Nasdaq National Market System on September 22, 2004.


                           --------------------------

      This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act of 1933, as amended, and 17 C.F.R. Section 230.462.

This Registration Statement registers additional securities to be issued under the Washington Federal Savings Profit Sharing Retirement Plan and Employee Stock Ownership Plan, for which a Registration Statement on Form S-8 has been filed and is effective. The contents of the Registration Statement on Form S-8 (Commission File No. 33-97900), filed with the Commission on October 10, 1995, and the Registration Statements on Form S-8 (Commission File Nos. 333-20191, 333-51143 and 333-46588) filed on January 22, 1997, April 28, 1998 and September 26, 2000, to register additional shares under the Plan, are incorporated herein by reference.


Item 8. Exhibits

      The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

No.     Exhibit                                                             Page
---     -------                                                             ----
4       Common Stock Certificate.                                              *

5.1     Opinion of Patton Boggs LLP regarding the legality Of the
        Common Stock being registered.                                       E-1

23.1    Consent of Deloitte & Touche LLP                                     E-3

23.2    Consent of Patton Boggs LLP (included in Exhibit No. 5.1 hereto)     E-1

24      Power of attorney for any subsequent amendments (located
        in the signature pages of this Registration Statement).               --

99      Washington Federal Savings Profit Sharing and Retirement Plan
        and Employee Stock Ownership Plan                                     **

-------------

* Incorporated by reference from the Company's Registration Statement on Form 8-B, filed with the Commission on January 26, 1995.

** Incorporated by reference from the Company's Registration Statement on Form S-8 (Commission File No. 33-97900), filed with the Commission on October 10, 1995.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Washington on September 27, 2004.


                                      By: /s/ Roy M. Whitehead
                                          -----------------------------
                                          Roy M. Whitehead
                                          Vice Chairman, President
                                          and Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Roy M. Whitehead his or her true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.

         Signature                   Title                  Date
--------------------------    --------------------    ------------------

/s/ Derek L. Chinn
--------------------------
Derek L. Chinn                Director                September 27, 2004

/s/John F. Clearman
--------------------------
John F. Clearman              Director                September 27, 2004

/s/ H. Dennis Halvorson
--------------------------
H. Dennis Halvorson           Director                September 27, 2004

/s/ W. Alden Harris
--------------------------
W. Alden Harris               Director                September 27, 2004

/s/ Anna C. Johnson
--------------------------
Anna C. Johnson               Director                September 27, 2004

         Signature                   Title                  Date
--------------------------    --------------------    ------------------
/s/ Thomas F. Kenney
--------------------------
Thomas F. Kenney              Director                September 27, 2004

/s/ Guy C. Pinkerton
--------------------------
Guy C. Pinkerton              Chairman and            September 27, 2004
                              Director

/s/ Charles R. Richmond
--------------------------
Charles R. Richmond           Director                September 27, 2004

/s/ Roy M. Whitehead
--------------------------
Roy M. Whitehead              Vice Chairman,          September 27, 2004
                              Director, President
                              and Chief Executive
                              Officer

/s/ Brent J. Beardall
--------------------------
Brent J. Beardall             Senior Vice             September 27, 2004
                              President and Chief
                              Financial Officer
                              (principal financial
                              & accounting officer)


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